INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC. ANNOUNCES THE ADDITION OF
LAURENE BIELSKI MAHON TO BOARD OF DIRECTORS

Indianapolis, IN – November 23, 2020 – Infrastructure and Energy Alternatives, Inc. (NASDAQ: IEA) (“IEA” or the “Company”), a leading infrastructure construction company with renewable energy and specialty civil expertise, today announced the appointment of Ms. Laurene Bielski Mahon to the Company’s Board of Directors, effective immediately. Ms. Mahon has been designated a Class III director and meets the Nasdaq independence standards. She will serve as an independent director on the Audit Committee. With Ms. Mahon’s appointment, IEA’s Board of Directors increases to nine members.

Ms. Mahon is currently a Vice Chair at CIBC World Markets Corp. and oversees its infrastructure investment banking business, a position she has held since 2018. Previously, she was head of CIBC’s Global Infrastructure and Power Group. Prior to joining CIBC in 2013, Ms. Mahon was a senior expert within McKinsey & Company’s infrastructure practice. She also ran her own independent advisory consultancy for 11 years and has served in several senior roles, including Managing Director, North America for Chase Securities, Inc., now J.P. Morgan Securities, where she directed all of the firm’s project finance lending, underwriting and advisory business in North America.

Ms. Mahon began her career in infrastructure as a transportation planner for the Port Authority of New York and New Jersey. She also spent several years as a journalist for The Boston Globe and The Bergen Record before serving in numerous executive roles at New Jersey Transit, including as Deputy Chief Financial Officer. Ms. Mahon received a BS in Journalism, summa cum laude, from Boston University and a Master’s in Urban Planning from Harvard University’s Graduate School of Design. She currently serves on the Board of Directors of Public Media NJ, Inc., a not-for-profit public affairs company.

“It is with great pleasure that we welcome Laurie to our Board of Directors,” said Derek Glanvill, IEA’s Chairman of the Board. “Laurie’s exceptional background will complement our existing directors’ experiences, while also offering new perspectives and ideas to our Board.”

About IEA

Infrastructure and Energy Alternatives, Inc. is a leading infrastructure construction company with renewable energy and specialty civil expertise. Headquartered in Indianapolis, Indiana, with operations throughout the country, IEA’s service offering spans the entire construction process. The Company offers a full spectrum of delivery models including full engineering, procurement, and construction, turnkey, design-build, balance of plant, and subcontracting services. IEA is one of the larger providers in the renewable energy industry and has completed more than 200 utility scale wind and solar projects across North America. In the heavy civil space, IEA offers a number of specialty services including environmental remediation, industrial maintenance, specialty transportation infrastructure and other site development for public and private projects. For more information, please visit IEA’s website at www.iea.net or follow IEA on Facebook, LinkedIn and Twitter for the latest company news and events.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results. A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release. For a full description of the risks and uncertainties which could cause actual results to differ from our forward-looking statements, please refer to IEA’s periodic filings with the Securities and Exchange Commission, including those described as “Risk Factors” in IEA’s annual report on Form 10-K filed on March 12, 2020 and its quarterly reports on Form 10-Q. IEA does not undertake any obligation to update forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Kimberly Esterkin
ADDO Investor Relations
iea@addoir.com
310-829-5400